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                                                                   EXHIBIT 4.9



                          SUBSIDIARY SECURITY AGREEMENT


               This SUBSIDIARY SECURITY AGREEMENT (this "AGREEMENT") is dated as of February 27, 1998 and entered into by and among each of the undersigned direct and indirect Subsidiaries of Zilog, Inc. ("COMPANY") (each of such Subsidiaries being a "GRANTOR" and collectively, "GRANTORS"); provided, that after the Closing Date, the "Grantors" shall include any Additional Grantors (as hereinafter defined), and STATE STREET BANK AND TRUST COMPANY, a chartered trust company, as Trustee for and representative of (in such capacity herein called "SECURED PARTY") for its benefit and for the benefit of the Holders (as defined in the Indenture).

                             PRELIMINARY STATEMENTS

               A. Secured Party has entered into an Indenture dated as of February 27, 1998 (said Indenture, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "INDENTURE", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Company and certain subsidiaries of Company as Guarantors pursuant to which Company has issued 9 1/2% Senior Secured Notes Due 2005 in the original principal amount of $280,000,000 (the "NOTES").

               B. Pursuant to Article 11 of the Indenture, the Grantors have guarantied the prompt payment and performance when due of all obligations of Company under the Indenture and the Notes.

               C. It is a condition precedent to the initial purchase of the Notes under the Indenture that Grantors shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

               NOW THEREFORE, in consideration of the premises, and in order to induce the initial Holders to purchase the Notes, and for other good and valuable consideration, each Grantor hereby agrees with Secured Party for Secured Party's benefit and the ratable benefit of Holders as follows:

               1. GRANT OF SECURITY. Each Grantor hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of such Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

                      (a) all equipment in all of its forms, all parts thereof and all accessions thereto (any and all such equipment, parts and accessions being the "EQUIPMENT");

                      (b) all agreements to which such Grantor is a party, as each such agreement may be amended, supplemented or otherwise modified from time to time (said agreements, as so amended, supplemented or otherwise modified, being referred to herein individually as an "ASSIGNED AGREEMENT" and collectively as the "ASSIGNED AGREEMENTS"),



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including (i) all rights of such Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, but specifically excluding accounts receivable(ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of such Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

                      (c) all cash, money, currency and deposit accounts owned by such Grantor, including demand, time, savings, passbooks or similar accounts maintained with Holders or other banks, savings and loan associations, or other financial institutions;

                      (d) all trademarks, tradenames, tradesecrets, business names, patents, patent applications, licenses, copyrights, registrations and franchise rights, and all goodwill associated with any of the foregoing;

                      (e) to the extent not included in any other paragraph of this Section 1, all other general intangibles owned by such Grantor (including tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral);

                      (f) all plant fixtures, business fixtures and other fixtures and storage and office facilities owned by such Grantor, and all accessions thereto and products thereof;

                      (g) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

                      (h) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

               Notwithstanding anything herein to the contrary, the Collateral shall not include any (i) Inventory or (ii) Accounts or Related Contracts as defined in that certain Subsidiary Security Agreement, dated as of February 27, 1998, by and between Grantors and BankBoston, N.A., as Administrative Agent, or any proceeds of such Inventory or Accounts.

               2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under



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Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all
obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Indenture and all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Holder as a preference, fraudulent transfer or otherwise and all obligations of every nature of Grantors now or hereafter existing under this Agreement (all such obligations of Grantors being the "SECURED OBLIGATIONS").

               3. GRANTOR REMAINS LIABLE. Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release such Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

               4. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants as follows:

                      (a) Ownership of Collateral. Except for the security interest created by this Agreement, each Grantor owns the Collateral owned by such Grantor free and clear of any Lien. Except as permitted in the Indenture, and except such as may have been filed in favor of Secured Party relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

                      (b) Location of Equipment . All of the Equipment of such Grantor is, as of the date hereof, located at the places specified in Schedule 1 annexed hereto.

                      (c) Office Locations. The chief place of business, the chief executive office and the office where such Grantor keeps its records is, and has been for the four month period preceding the date hereof, located at the locations set forth in Schedule 2 annexed hereto.

                      (d) Other Names. Such Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name) except the names listed on Schedule 3 annexed hereto.



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                      (e) Perfection. This Agreement, together with the filing
of UCC financing statements describing the Collateral with the filing offices indicated on Schedule 4 annexed hereto, creates a valid and perfected first priority lien (subject to Permitted Liens) in all Collateral in which a security interest may be perfected by the filing of a financing statement, securing the payment of the Secured Obligations.

                      (f) Delivery of Certain Collateral. All notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to Secured Party duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.

               5.     FURTHER ASSURANCES.

                      (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will: (i) at the request of Secured Party, deliver and pledge to Secured Party hereunder all promissory notes and other instruments (including checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party,
(ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iii) promptly after the acquisition by such Grantor of any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, (iv) within 30 days after the end of each calendar quarter, deliver to Secured Party copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby, (v) at any reasonable time, upon not less than two Business Days written notice from Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, and (vi) at Secured Party's request, appear in and defend any action or proceeding that may affect such Grantor's title to or Secured Party's security interest in all or any part of the Collateral.

                      (b) Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of any Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by a Grantor shall be



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sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

                      (c) Each Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

               6.     CERTAIN COVENANTS OF GRANTOR.  Each Grantor shall:

                      (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                      (b) notify Secured Party of any change in such Grantor's name, identity or corporate structure within 15 days of such change;

                      (c) give Secured Party 30 days' prior written notice of any change in such Grantor's chief place of business, chief executive office or residence or the office where such Grantor keeps its records;

                      (d) if Secured Party gives value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

                      (e) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith and except where any failure to pay would not have a Material Adverse Effect; provided that such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment.

               7. SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT. Each Grantor shall:

                      (a) keep the Equipment owned by such Grantor at the places therefor specified on Schedule 1 annexed hereto or, upon 30 days' prior written notice to Secured Party, at such other places in jurisdictions where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Equipment shall have been taken; and

                      (b) cause the Equipment owned by such Grantor to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with such Grantor's past practices, and shall forthwith make or cause to be made all repairs, replacements and other improvements in connection therewith that



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are necessary or desirable to such end. Each Grantor shall promptly furnish to
Secured Party a statement respecting any material loss or damage to any of the Equipment owned by such Grantor.

               8. INSURANCE. Each Grantor shall, at its own expense, maintain insurance with respect to the Equipment owned by such Grantor in accordance with the terms of the Indenture.

               9. INTENTIONALLY OMITTED.

               10. DEPOSIT ACCOUNTS. Upon the occurrence and during the continuation of an Event of Default, Secured Party may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit accounts maintained with Secured Party constituting part of the Collateral.

               11. TRANSFERS AND OTHER LIENS. No Grantor shall:

                      (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Indenture; provided, that in the event Grantor makes an Asset Sale permitted by the Indenture and the assets subject to such Asset Sale are Collateral, Secured Party shall release the Collateral that is the subject of such Asset Sale to Grantor free and clear of the lien and security interest under this Agreement concurrently with the consummation of such Asset Sale; provided, further that, as a condition precedent to such release, the conditions precedent to such release set forth in subsection 4.10 of the Indenture shall have been satisfied; or

                      (b) except for Liens expressly permitted under the Indenture and the security interest created by this Agreement, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

               12. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Each Grantor hereby, upon the occurrence and during the continuance of an Event of Default, irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

                      (a) to obtain and adjust insurance required to be maintained by such Grantor or paid to Secured Party pursuant to Section 8;

                      (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                      (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;



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                      (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

                      (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Indenture) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of such Grantor to Secured Party, due and payable immediately without demand;

                      (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with documents relating to the Collateral; and

                      (g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and such Grantor's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

               13. SECURED PARTY MAY PERFORM. If any Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by such Grantor under Section 17.

               14. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

               15. REMEDIES. If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (a) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties,
(b) enter onto the property where any Collateral is located and take



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possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (d) take possession of Grantors' premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantors' equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. Secured Party or any Holder may be the purchaser of any or all of the Collateral at any such sale, and Secured Party shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

               16. APPLICATION OF PROCEEDS. All proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 4.10 of the Indenture.

               17. INDEMNITY AND EXPENSES.

                      (a) Each Grantor agrees to indemnify Secured Party, each Holder and from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Holder's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.



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                      (b) Grantors shall pay to Secured Party upon demand the
amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral,
(ii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iii) the failure by any Grantor to perform or observe any of the provisions hereof.

                      (c) The provisions of this Section 17 shall survive any termination of this Agreement.

               18. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, (b) be binding upon each Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 2.06 of the Indenture, any Holder may assign or otherwise transfer any Notes held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Holders herein or otherwise. Upon the payment in full of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors. Upon any such termination Secured Party will, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.

               19.    SECURED PARTY AS TRUSTEE.

                      (a) Secured Party has been appointed to act as Secured Party hereunder by Holders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Indenture; provided that Secured Party, in accordance with subsection 6.05 of the Indenture, shall exercise, or refrain from exercising, any remedies provided for hereunder in accordance with the instructions of the Holders of a majority in principal amount of the then outstanding notes.

                      (b) Secured Party shall at all times be the same Person that is Trustee under the Indenture. Written notice of resignation by Trustee pursuant to subsection 7.08 of the Indenture shall also constitute notice of resignation as Secured Party under this Agreement; removal of Trustee pursuant to subsection 7.08 of the Indenture shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Trustee pursuant to subsection 7.08 of the Indenture shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Trustee under subsection 7.08 of the Indenture by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this



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Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Trustee's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

               20. ADDITIONAL GRANTORS. The initial Grantors hereunder shall be the Subsidiary of Company that is a signatory hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Grantors (each an "ADDITIONAL GRANTOR"), by executing a counterpart of this Agreement substantially in the form of Schedule 5 annexed hereto. Upon delivery of any such counterpart to Trustee, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereof. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Trustee not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

               21. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

               22. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to Secured Party.

               23. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or



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acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

               24. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               25. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

               26. GOVERNING LAW; TERMS; RULES OF CONSTRUCTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Indenture, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined. The rules of construction set forth in subsection 1.3 of the Indenture shall be applicable to this Agreement mutatis mutandis.

               27. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

               IN WITNESS WHEREOF, each of the undersigned Grantors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                    ZILOG EUROPE

                                    By: /s/ ROBERT E. COLLINS
                                        ----------------------------------------
                                    Name: Robert E. Collins
                                          --------------------------------------
                                    Its: Vice President & Chief Financial
                                         Officer
                                         ---------------------------------------

                                    Notice Address: 210 East Hacienda Avenue
                                                    Campbell, CA 95008



                                    ZILOG TOA COMPANY

                                    By: /s/ ROBERT E. COLLINS
                                        ----------------------------------------
                                    Name: Robert E. Collins
                                          --------------------------------------
                                    Its: Vice President
                                         ---------------------------------------


                                    Notice Address: 210 East Hacienda Avenue
                                                    Campbell, CA 95008




                                    STATE STREET BANK AND TRUST COMPANY, SECURED
                                    PARTY (IN ITS CAPACITY AS TRUSTEE)

                                    By: /s/ STEVEN CIMALORE
                                        ----------------------------------------
                                    Title: Vice President
                                           -------------------------------------


                                    Notice Address: Goodwin Square
                                                    225 Asylum Street
                                                    Hartford, CT 06103



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